EXHIBIT 10.2

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             FORM OF CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                      Among

                           COMMODORE HOLDINGS LIMITED

                                       and

                         THE INVESTORS SIGNATORY HERETO

                           Dated as of ________, 2000



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         CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of ________, 2000, among Commodore Holdings Limited, a Bermuda corporation (the "COMPANY"), and the investors signatory hereto (each such investor is a "PURCHASER" and all such investors are, collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), which are convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         I.1      THE CLOSING.
                  -----------

                  (a) THE CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase _______ shares of Preferred Stock (the "SHARES") for an aggregate purchase price of __________. The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at ______________________________________________________________,
immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

                           (ii) On the Closing Date, the parties shall deliver
or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) stock certificates, registered in the name of such Purchaser, representing a number of Shares equal to the quotient obtained by dividing the purchase price indicated below such Purchaser's name on the signature page to this Agreement by 10,000, (2) a Common Stock purchase warrant, in the form of EXHIBIT D, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page to this Agreement (collectively, the "WARRANTS"), (3) the legal opinion of Broad and Cassel, counsel to the Company in the form of EXHIBIT C, and (4) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") and the Transfer Agent Instructions, in the form of EXHIBIT E, delivered to and acknowledged by the Company's transfer agent (the "TRANSFER AGENT INSTRUCTIONS"); and (B) each Purchaser shall deliver (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately


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available funds by wire transfer to an account designated in writing by the
Company for such purpose, and (2) an executed Registration Rights Agreement.

                  I.2 TERMS OF PREFERRED STOCK. The Preferred Stock shall have the rights preferences and privileges set forth in EXHIBIT A, and shall be incorporated into a Certificate of Designation (the "CERTIFICATE OF DESIGNATION") which shall be filed on or prior to the Closing Date by the Company in its books and records with its constituent documents, in form and substance mutually agreed to by the parties.

                  I.3 CERTAIN DEFINED TERMS. For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE" and "TRADING DAY" shall have the meanings set forth in EXHIBIT A; "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the State of Florida are authorized or required by law or other governmental action to close; "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         II.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchasers:

                  (a) ORGANIZATION AND QUALIFICATION. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of Bermuda, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the exhibits to its annual report for its fiscal year ended September 30, 1999, as filed with the Securities and Exchange Commission (the "1999 FORM 10-K") (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions or the Warrants (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

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                  (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents. The laws of Bermuda permit the payment of dividends as contemplated by the Certificate of Designation.

                  (c) CAPITALIZATION. Prior to the consummation of the transactions contemplated hereby, the number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(C). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and the Warrants and except as disclosed in Schedule 2.1(c) and in Note H to the Consolidated Financial Statements of the 1999 Form 10-K and Item 2 of the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1999 as filed with the Securities and Exchange Commission, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

                  (d) ISSUANCE OF THE SHARES AND THE WARRANTS. The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS"). The Company has on the date hereof and will, at all times while the Shares and the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Shares and the Warrants, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation (assuming for such purposes that the Shares are outstanding for three (3) years and that all dividends are added to the Stated Value (as defined in the Certificate of Designation) (which shall not be less than 655,555) and the Warrants. All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Shares and the Warrants. The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants are collectively referred to herein as the "UNDERLYING SHARES." The Shares, the Warrants and the Underlying Shares are collectively referred to herein as, the "SECURITIES." When issued in

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accordance with the Certificate of Designation and the Warrants, the Underlying
Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                  (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and
(iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                  (f) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (excluding any foreign securities filing with any Purchaser's country of organization or residence, the need for which the Company makes no representation in connection herewith) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.8, (ii) the filing with the Securities and Exchange Commission (the "Commission") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "UNDERLYING SHARES REGISTRATION STATEMENT"), (iii) the application(s) to the Nasdaq National Market ("NASDAQ") for the listing of the Underlying Shares for trading on the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) applicable Blue Sky filings and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "REQUIRED APPROVALS").

                  (g) LITIGATION; PROCEEDINGS. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or adversely affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or

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challenges the legality, validity or enforceability of any of the Transaction
Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.


                  (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or
(iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

                  (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising. Bermuda law does not restrict or prohibit the ability of the Purchasers to own and convert the Shares, exercise the Warrants or own or trade the Common Stock.

                  (j) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the

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Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 1999, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and
(y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

                  (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) CERTAIN FEES. Except for certain fees payable to H.C. Wainwright & Co., Inc. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred, by any Person not engaged in writing by the Purchasers.

                  (m) SOLICITATION MATERIALS. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (n) FORM S-3 ELIGIBILITY. The Company is eligible to register securities for resale in secondary transactions with the Commission under Form S-3 promulgated under the Securities Act.

                  (o) SENIORITY. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation or dissolution, or otherwise.

                  (p) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. Except as set forth in the SEC Documents, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility

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on which the Common Stock is or has been listed (or on which it has been quoted)
to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (q) PATENTS AND TRADEMARKS. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective business as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person, to the best knowledge of the Company. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (r) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as set forth on SCHEDULE 6(B) to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person, has any right of first refusal, preemptive right, right of participation, or any similar right to purchase any of the Securities.

                  (s) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (t) TITLE. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and except as set forth in SCHEDULE 2.1(T) good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and business locations held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in material compliance and any deviation therefrom do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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                  (u) ABSENCE OF CERTAIN PROCEEDINGS. Except as described in the
SEC Documents, (i) there is no Action pending or, to the knowledge of the Company, threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding could have or result in a Material Adverse Effect;
(ii) neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving (A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (iii) the Company does not have pending before the Commission any request for confidential treatment of information; and (iv) there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

                  (v) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (w) DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Transaction Documents and the SEC Documents constitute all of the disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement. Such disclosure is true and correct and in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         II.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

                  (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the

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Securities Act and in compliance with applicable federal, foreign and state securities laws or under an exemption from such registration.

                  (c) PURCHASER STATUS. At the time such Purchaser was offered the Shares and its respective Warrants, it was, and at the date hereof it is, and at each exercise date under its respective Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities. Such Purchaser is a resident of the state or country listed on the signature page of this Agreement.

                  (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) ABILITY OF SUCH PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (h) RELIANCE. Such Purchaser understands and acknowledges that
(i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

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                  (i) CERTAIN FEES. Except for certain fees payable to H.C.
Wainwright & Co., Inc., by the Company, no Purchaser has agreed in writing to pay any fee or commission to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person in connection with the transactions contemplated by this Agreement. Such Purchaser shall indemnify and hold harmless the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred, by any Person engaged in writing by such Purchaser.

                  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

         III.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal, Bermuda and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act or applicable state or Bermuda laws. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser (but in no event shall there be more than 10 such transfers), and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES

         COMMISSION OF ANY STATE OR THE COMMONWEALTH OF BERMUDA IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND BERMUDA LAW AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE AND BERMUDA SECURITIES LAWS.

                  With respect to the Underlying Shares, the following additional language shall be added to the end of such legend: "AND THE EXISTENCE OF SUCH EXEMPTION SHALL BE CONFIRMED BY COUNSEL TO THE COMPANY OR A REPUTABLE SECURITIES COUNSEL OTHER THAN COUNSEL TO THE COMPANY."

                  Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Shares and exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby, by the Certificate of Designation or the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act (and the Company has not notified the Purchasers that the Underlying Shares Registration Statement is not accurate in all respects, which notification has not been subsequently rescinded) or, in the event there is not an effective Underlying Shares Registration Statement, at such time, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Shares Registration Statement is declared effective by the Commission. The Company agrees that, in the event any Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days after request therefor by a Purchaser, provide such Purchaser with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend is no longer required under this Section 3.1(b). The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

         III.2 FURNISHING OF INFORMATION. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time, to enable such holder to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, which undertaking shall include providing such holder with any legal opinion required in connection with such sale. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         III.3 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         III.4 INCREASE IN AUTHORIZED SHARES. If on any date the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) issuing (a) the number of Underlying Shares as would be issuable upon a conversion in full of the Shares, and (b) the number of Underlying Shares issuable upon exercise in full of the Warrants, in either case, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion exercise and reservation of shares obligations as set forth in this Agreement, the Certificate of Designation and the Warrants. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 90th day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

         III.5 RESERVATION AND LISTING OF UNDERLYING SHARES. (a) The Company shall (i) in the time and manner required by NASDAQ and such other exchange, market or quotation system on which the Common Stock is traded, prepare and file with the NASDAQ (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock to satisfy its obligations under Section 2.1(d), (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing in the NASDAQ (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Shares and upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and any such other required exchanges), then the Company shall take the necessary actions to immediately list a number of Underlying Shares to bring such number of listed shares in full compliance with this Section.

                  (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon the conversion of the Shares in full and upon exercise in full of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants, respectively.

         III.6 CONVERSION AND EXERCISE PROCEDURES. The Transfer Agent Instructions, Conversion Notice (as defined in the Certificate of Designation),
Section 5 of the Certificate of Designation, Section 3 of the Warrants and Notice of Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Shares and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Shares and exercise their Warrants as contemplated in the Certificate of Designation and the Warrants (as applicable).

         III.7 CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY. The Company shall timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of such Form D, provide a copy thereof to the Purchasers. No such filing or disclosure may be made that mentions the Purchasers by name without the prior consent of the Purchasers. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         III.8 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         III.9 REIMBURSEMENT. If any Purchaser, other than by reason of its breach of the Transaction Documents or its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person (other than a Purchaser), including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal (for purposes hereof, the customary fees of Robinson Silverman shall be deemed reasonable) and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which a Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the Purchasers breach of the Transaction Documents gross negligence or willful misconduct of the applicable Purchaser or entity in connection with the transactions contemplated by this Agreement.

         III.10 SHAREHOLDERS RIGHTS PLAN. Assuming that the Purchasers do not own any securities of the Company prior to their purchase of the Securities, neither the consummation of the transactions contemplated hereby nor the issuance of the Underlying Shares will cause the Purchasers to be deemed an "Acquiring Person" under the Company's stockholder rights plan.

                                   ARTICLE IV
                                  MISCELLANEOUS

         IV.1 FEES AND EXPENSES. At the Closing, the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $20,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amount contemplated in the immediately preceding sentence, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

         IV.2 ENTIRE AGREEMENT; AMENDMENTS. The Transaction Documents, together with the Exhibits and Schedules thereto and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         IV.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day (with confirmation of transmission), (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission),
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:         Commodore Holding Limited
                                    4000 Hollywood Boulevard, Suite 385-S
                                    Hollywood, FL 33021
                                    Facsimile No.: 954-967-2135
                                    Attn:  Chief Financial Officer

         With copies to:            Kathleen L. Deutsch, P.A.
                                    Broad and Cassel
                                    201 S. Biscayne Boulevard
                                    Suite 3000

                                    Miami, Florida 33131
                                    Facsimile No.: 305-373-9443

         If to a Purchaser:         To the address and facsimile number set
                                    forth under such Purchaser's name on the signature pages hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         IV.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         IV.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         IV.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the Company.

         IV.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         IV.8 GOVERNING LAW. The corporate laws of Bermuda shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         IV.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion or exercise (as the case may be) of the Shares and the Warrants.

         IV.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         IV.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         IV.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The Company and each of the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         IV.13 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

                            Stock Purchase Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    COMMODORE HOLDINGS LIMITED

                                    By:_____________________________________
                                       Name:
                                       Title:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

             ______________________________

             By:_____________________________________
                     Name: __________________________
                     Title: _________________________

             Purchase Price for Shares to be acquired at Closing:     __________

             Number of Shares underlying Warrant:                     __________

             Address for Notice:

                            TERMS OF PREFERRED STOCK

         Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 300 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "HOLDER" and collectively, the "HOLDERS")). Each share of Preferred Stock shall have a par value of $.01 and a stated value equal to the sum of $10,000 plus all accrued dividends to the date of determination to the extent not previously paid in cash in accordance with the terms hereof (the "STATED VALUE").

         Section 2. DIVIDENDS.
                    ---------

         (a) Holders shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share of 6% per annum (as a percentage of the Stated Value per share), payable on the Conversion Date (as defined herein) for such share and on each June 30 and December 31 for so long as such share shall be outstanding, commencing June 30, 2000 (each of a Conversion Date and such semi-annual dates are referred to herein as a "DIVIDEND PAYMENT DATE"), commencing on the earlier to occur of such Conversion Date and June 30, 2000, in cash or shares of Common Stock (as defined in Section 9). Subject to the terms and conditions herein, the decision whether to pay dividends hereunder in Common Stock or cash shall be at the discretion of the Holder. Each Holder shall provide the Company written notice of its intention to cause the Company to pay dividends in cash or shares of Common Stock not less than five (5) Trading Days prior to each Dividend Payment Date for so long as shares of Preferred Stock are outstanding. Failure to timely provide such written notice shall be deemed an election by such Holder to receive dividends for such period in cash. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 9), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder.

         (b) So long as any Preferred Stock shall remain outstanding, the Company shall not redeem, purchase or otherwise acquire directly or indirectly any preferred stock of the Company that ranks pari passu or is junior to the Preferred Stock unless it offers to purchase Preferred Stock ratably with such other preferred stock, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution with respect to Junior Securities (as defined in Section 9) (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any preferred stock of the Company that ranks pari passu or is junior to the Preferred Stock unless the Company offers to the Holders to set aside or apply such funds to the Preferred Stock ratably with such other preferred stock.

         Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

         Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies into one or more companies not wholly- owned by the Company shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

         Section 5. CONVERSION.
                    ----------

         (a)(i) CONVERSIONS AT OPTION OF HOLDER. Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 9), at the option of the Holder, at any time and from time to time from and after the earlier of (i) the date the

Underlying Shares Registration Statement (as defined in Section 9) is first declared effective by the Commission (as defined in Section 9) and (ii) the 90th day following the Original Issue Date. Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock duly endorsed in blank to be converted to the Company, together with the form of conversion notice attached hereto as EXHIBIT A (a "HOLDER CONVERSION NOTICE"). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Holder Conversion Notice by facsimile and no earlier than the date the Company receives the certificate for the Preferred Stock duly endorsed in blank (the "HOLDER CONVERSION DATE"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that such Holder Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate representing the number of shares of Preferred Stock as have not been converted.

                  (ii) CONVERSIONS AT OPTION OF THE COMPANY. If at any time after the Original Issue Date the average of the Per Share Market Values for the 20 consecutive Trading Days immediately preceding the date of the delivery by the Company of a Company Conversion Notice (as defined below) shall equal or exceed $7.50 (subject to equitable adjustment for stock splits, recombinations and similar events pursuant to Section 5(c)(ii)), all or any portion of the Preferred Stock shall be convertible into Common Stock (subject to the limitations set forth in Section 5(a)(iv)) at the Conversion Ratio at the option of the Company on the applicable Company Conversion Date (as defined below), PROVIDED, that the Company shall not be permitted to deliver a Company Conversion Notice (as defined below) at any time when the Underlying Securities Registration Statement is not then effective or shares of Common Stock are not actively traded on the Nasdaq National Market ("NASDAQ") or listed or quoted for trading on the New York Stock Exchange, American Stock Exchange or Nasdaq SmallCap Market (each, a "SUBSEQUENT MARKET"). The Company shall effect such conversion by delivering to the Holder a written notice in the form attached hereto as EXHIBIT B (the "COMPANY CONVERSION NOTICE"), which Company Conversion Notice, once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Company delivers such Company Conversion Notice by facsimile to the Holder (the "COMPANY CONVERSION DATE"). If no conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered hereunder. Upon its receipt of a Company Conversion Notice, the Holder shall surrender the certificate representing the shares of Preferred Stock duly endorsed in blank to the office of the Company or of any transfer agent of the Common Stock. If the Company is converting less than all shares of Preferred Stock represented by the certificate or certificates surrendered by the Holder upon the Company's Conversion Notice, the Company shall, upon conversion of the shares of Preferred Stock subject to such Company Conversion Notice and receipt of the certificate or certificates representing the shares of Preferred Stock duly endorsed in blank surrendered for conversion, deliver to the Holder, (in the manner and within the time period set forth in Section 5(b)) a certificate representing the number of shares of Preferred Stock as have not been converted. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "CONVERSION NOTICE," and each of a Holder Conversion Date and a Company Conversion Date is sometimes referred to herein as a "CONVERSION DATE."

                  (iii) AUTOMATIC CONVERSION. Subject to the provisions of this paragraph and Section 5(a)(iv), all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third (3rd) anniversary of the Original Issue Date at the then applicable Conversion Price. The conversion contemplated by this paragraph shall not occur at such time as (a)(1) an Underlying Shares Registration Statement is not then effective or (2) the Holder is not permitted to resell Underlying Shares (as defined in Section 9) pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 9), without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; or (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion. Notwithstanding the foregoing, the three-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days after the Effectiveness Date (as defined in the Registration Rights Agreement) that a Holder is unable to resell Underlying Shares under an Underlying Shares Registration Statement due to: (a) the Common Stock not being listed or quoted for trading on the NASDAQ or any Subsequent Market, (b) the failure of such Underlying Shares Registration Statement to be declared effective, or if so declared, to remain effective during the Effectiveness Period (as defined in the Registration Rights Agreement) as to all Underlying Shares, or (c) the suspension of the Holder's right to resell Underlying Shares thereunder. The provisions of Sections 5(a)(iv)(A) and (B) shall not apply to any automatic conversion pursuant to this Section 5(a)(iii).

                  (iv) CERTAIN CONVERSION RESTRICTIONS.
                       --------------------------------

                  (A) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 9) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described herein and, at the option of the Holder, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior written notice to the Company. Other Holders shall be unaffected by any such waiver.

                  (B) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described herein and, at the option of the Holder, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior written notice to the Company. Other Holders shall be unaffected by any such waiver.

         (b)(i) Not later than three (3) Trading Days after each Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement (as defined in Section 9)) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, (B) one or more certificates representing the number of shares of Preferred Stock not converted (if applicable) and (C) a bank check in the amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued dividends in cash). Notwithstanding the foregoing or anything to the contrary contained herein, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until one Trading Day after certificates evidencing such shares of Preferred Stock, duly endorsed in blank, are delivered for conversion to the Company, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth (5th) Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                  (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the shares of Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 5(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares at the time of the sale giving rise to such purchase obligation totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

         (c)(i) The conversion price for each share of Preferred Stock in effect on any Conversion Date shall be $4.50 (the "CONVERSION PRICE"). The Conversion Price is subject to adjustment from time to time as set forth below.

                  (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend (except scheduled dividends paid on preferred stock which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or
(c) combine outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination and shall apply to successive subdivisions and combinations.

                  (iii) Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the holders of the Common Stock and the exercise of such rights (such as the rights under the Company's stockholders rights plan) or the grant or exercise of any stock, warrant, stock appreciation rights or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, if the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue either (i) shares of Common Stock at a price per share (the "Issuance Price") less than the Conversion Price or (ii) rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("COMMON STOCK EQUIVALENTS"), entitling any Person to acquire shares of Common Stock at an Issuance Price less than the Conversion Price (if the holder of the Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise be entitled to receive shares of Common Stock at a conversion or exercise price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then the Conversion Price shall be reduced to the Issuance Price. Such adjustment shall be made whenever Common Stock or Common Stock Equivalents are issued at a price below the Conversion Price. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Conversion Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised.

                  (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iii) and (vii)), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Conversion Price determined as of the record date mentioned above, and of which the numerator shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company.

                  (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (vi) Whenever the Conversion Price is adjusted hereunder, the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (vii) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to convert the shares of Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of shares of Common Stock such Holder would have been entitled to had such Holder converted such shares of Preferred Stock immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section upon any conversion following any such reclassification or share exchange.

                  (viii) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of substantially all of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (ix) If (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 10-day period commencing the date of such notice to the effective date of the event triggering such notice.

         (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

         (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall round the number of shares of Common Stock to be issued to the closest number of whole shares of Common Stock.

         (f) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

         (g) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

         (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company addressed to 4000 Hollywood Blvd., Suite 385-S, South Tower, Hollywood, FL 33021 or to facsimile number 954-967-2135, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the facsimile number or address of the Holder set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time)(with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         Section 6. OPTIONAL REDEMPTION.
                    -------------------

         (a) Subject to the provisions of this Section 6, from and after the ninth month anniversary of the Original Issue Date (the "TRIGGER DATE"), the Company shall have the right, upon 45 calendar days' notice (an "OPTIONAL REDEMPTION NOTICE") to the Holders, to redeem all or any portion of the shares of Preferred Stock which have not previously been redeemed or for which Conversion Notices shall not have been delivered, at a price equal to the Redemption Price (as defined in Section 9), PROVIDED, that the Trigger Date shall be extended by the number of days during which any Blocking Notices (as defined in the Registration Rights Agreement) shall be in effect. The Company may only deliver an Optional Redemption Notice if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is sufficient to satisfy the Company's conversion obligations of all shares of Preferred Stock then outstanding, (ii) the Underlying Shares then outstanding are registered for resale pursuant to an effective Underlying Shares Registration Statement pursuant to which the Holders are permitted to sell Underlying Shares or the Underlying Shares may be resold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, and
(iii) the Common Stock is listed for trading on the NASDAQ or on a Subsequent Market. Each of clauses (i) - (iii) of the immediately preceding sentence must be true during the entire 45 calendar days between the date of delivery of an Optional Redemption Notice and the date of payment of the Redemption Price. The entire Redemption Price shall be paid in cash. A Holder may, subject to Section 5(a)(i) hereof, convert (and the Company shall honor such conversions in accordance with the terms hereof) any or all of the shares of Preferred Stock subject to an Optional Redemption Notice, provided that the Conversion Notice for such shares is delivered prior to the 43rd calendar day following the receipt by such Holder of such an Optional Redemption Notice.

         (b) Failure by the Company to pay any portion of the Redemption Price by the tenth Trading Day following the date of an Optional Redemption Notice shall result in the invalidation AB INITIO of the unpaid portion of such optional redemption, and, notwithstanding anything herein to the contrary, the Company shall thereafter have no further rights to optionally redeem any shares of Preferred Stock. In such event, the Company shall, at the option of the Holder, either, (i) not later than three Trading Days from receipt of Holder's request for such election, return to the Holder all of the shares of Preferred Stock for which such Redemption Price has not been paid in full (the "UNPAID REDEMPTION SHARES") or (ii) convert of or any portion of the Unpaid Redemption Shares. If the Holder elects option (ii) above, the Company shall within three Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder's conversion demand and otherwise perform its obligations hereunder with respect thereto.

         Section 7. REDEMPTION UPON TRIGGERING EVENTS.
                    ---------------------------------

         (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory

Redemption Amount (as defined in Section 9) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder and then held by the Holder (the "REMAINING SHARES") and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (such sum, the "REDEMPTION AMOUNT"). The Redemption Amount shall be due and payable within five (5) Trading Days of the date on which the notice for the payment therefor is provided by a Holder. If the Company fails to pay the Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Company will pay interest thereon at a rate of 18% per annum (or the lesser amount permitted by applicable law), accruing daily from such date until the Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. Upon receipt of the Redemption Amount, the Holder shall return the Remaining Shares to the Company.

         A "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) the Company or any of its Material Subsidiaries (as defined in Section 9) shall commence, or there shall be commenced against the Company or any such Material Subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Material Subsidiary thereof or there is commenced against the Company or any Material Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any Material Subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other similar order adjudicating the Company or any Material Subsidiary insolvent in any such case or proceeding is entered; or the Company or any Material Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any Material Subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Material Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Material Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Material Subsidiary thereof for the purpose of effecting any of the foregoing;

                  (ii) the Company shall fail to pay the Redemption Price within 60 days of the date due; or

                  (iii) the Company shall default in any of its obligations under any currently existing credit agreement or facility or other instrument evidencing any indebtedness for borrowed money, which agreement, facility or instrument evidences a principal amount of $1,000,000 or more, where such default continues after the Company's opportunities to cure such default pursuant to the terms of such agreement, facility or instrument have expired and such default has not been waived by the party to such agreement, facility or instrument, unless the Holder provides a waiver of enforcement of this provision, on a case by case basis, after notice of such condition is provided to the Holder by the Company.

         Section 8. PUT OPTION.
                    ----------

         (a) For a 90-day period following the 13th month anniversary of the Original Issue Date, the Holder shall have the right (the "PUT RIGHT") to request that the Company redeem all or a portion of the outstanding shares of Preferred Stock at a price equal to the Redemption Price, by delivering to the Company a written notice (a "PUT NOTICE") specifying the number of shares of Preferred Stock subject to the Put Right, PROVIDED, that such 90-day period shall be extended by the number of days during which any Blocking Notice shall be in effect. On or prior to the fifth Trading Day following the date of the delivery of the Put Notice (such fifth Trading Day, the "PUT EXERCISE DATE"):
(i) the Holder shall deliver to the Company the shares of Preferred Stock subject to the Put Option, properly endorsed, and (ii) upon receipt of the shares of Preferred Stock subject to the Put Option, the Company shall deliver to the Holder, in immediately available funds, the Redemption Price. The Redemption Price shall be paid in cash and shall be free of any claim of subordination. If any portion of the Redemption Price shall not be paid on or prior to the Put Exercise Date, then the Redemption Price shall be increased by 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to accrue daily from the date such payment is due hereunder through and including the date of payment (which amount shall be paid as liquidated damages and not as a penalty), payable in cash, and the Holder shall have the right to convert the shares of Preferred Stock subject to the Put Right pursuant to Section 5(c)(i) hereof.

         Section 9. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

         "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over two years of more than one- half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of all or substantially all of the assets of the

Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the Company's common stock, par value $.01 per share, and stock of any other class into which Common Stock may hereafter have been reclassified or changed.

         "CONVERSION RATIO" means, at any time, a fraction, the numerator of which is Stated Value and the denominator of which is the Conversion Price at such time.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "JUNIOR SECURITIES" means the Common Stock and all other equity securities of the Company other than those securities that are outstanding on the Original Issue Date and which are explicitly senior or pari passu in dividend rights or liquidation preference to the Preferred Stock.

         "MANDATORY REDEMPTION AMOUNT" for each share of Preferred Stock means the sum of (i) the greater of (A) 120% of the Stated Value and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or
(y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

         "MATERIAL SUBSIDIARY" shall mean any subsidiary of the Company the loss of which is reasonably likely to lead to the Company's insolvency or violation under Section 7(a)(i) (as applicable to the Company).

         "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

         "PER SHARE MARKET VALUE" means on any particular date (a) the closing sales price per share of Common Stock on such date on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing sales price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the twenty consecutive Trading Days, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

         "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "PURCHASE AGREEMENT" means the Convertible Preferred Stock Purchase Agreement, dated as of March 30, 2000, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "REDEMPTION PRICE" shall be sum of (i) $10,500 per share of Preferred Stock to be redeemed and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 30, 2000, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "TRADING DAY" means (a) a day on which the Common Stock is traded on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

         "UNDERLYING SHARES" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

         "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the Holder, who shall be named as a "selling stockholder" thereunder.

                                    EXHIBIT A

                  NOTICE OF CONVERSION AT OPTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Commodore Holdings Limited, a Bermuda exempt company (the "COMPANY"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned and a registration statement covering the resale of the Common Stock into which the Preferred Stock may be converted is not then effective (or effective, but not current and accurate in certain material respects), then the undersigned shall comply with Section 3.1 of the Purchase Agreement and pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                  -------------------------------------------------------------
                  Date to Effect Conversion

                  -------------------------------------------------------------
                  Number of shares of Preferred Stock to be Converted

                  -------------------------------------------------------------
                  Stated Value of shares of Preferred Stock to be Converted

                  -------------------------------------------------------------
                  Number of shares of Common Stock to be Issued

                  -------------------------------------------------------------
                  Applicable Conversion Price

                  -------------------------------------------------------------
                  Signature

                  -------------------------------------------------------------
                  Name

                  -------------------------------------------------------------
                  Address

                                    EXHIBIT B

                  NOTICE OF CONVERSION AT OPTION OF THE COMPANY

(To be Executed by the Company
in order to Convert shares of Preferred Stock)

The undersigned in the name and on behalf of Commodore Holdings Limited, a Bermuda exempt company (the "COMPANY"), hereby notifies the addressee hereof of its election to exercise its right to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company, according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any, which may be incurred by the Company if shares are to be issued in the name of a person other than in the name of the addressee.

Conversion calculations:

                  -------------------------------------------------------------
                  Date to Effect Conversion

                  -------------------------------------------------------------
                  Number of shares of Preferred Stock to be Converted

                  -------------------------------------------------------------
                  Stated Value of shares of Preferred Stock to be Converted

                  -------------------------------------------------------------
                  Number of shares of Common Stock to be Issued

                  -------------------------------------------------------------
                  Applicable Conversion Price

                  -------------------------------------------------------------
                  Signature

                  -------------------------------------------------------------
                  Name

                  -------------------------------------------------------------
                  Address